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                                                                   Exhibit 24.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Nord Pacific Limited on Form S-8 of our report dated March 11, 1996, appearing in the Annual Report on Form 10-K of Nord Pacific Limited for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche

Chartered Accountants
Hamilton, Bermuda
February 3, 1997